EXHIBIT 10.1

FIRST AMENDMENT TO

ACCOUNT AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT (this “Amendment”) to the Account and Security Agreement dated as of August 31, 2008 (the “Agreement”), by and between THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS as Collateral Agent, Account Bank and Securities Intermediary (the “Collateral Agent”) is made and entered on the 4th day of December, 2009.

W I T N E S S E T H:

     WHEREAS, in connection with the Project, the Company and the Collateral Agent entered into the Agreement;

WHEREAS, the Company and the Collateral Agent desire to amend certain terms and conditions of the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Any capitalized term used in this Amendment but not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

Section 2.

Amendments to Agreement.

     2.1 Section 2.2.1.2 of the Agreement is amended by deleting “(a) upon the occurrence of a Buy-Down Trigger Event, any payment made by the Class A Investors pursuant to Section 4.4 of the LLC Operating Agreement in respect of the Buy-Down CA Redemption Amount and the Buy-Down LLC Redemption Amount shall be deposited into the Development Account and (b)”.

2.2 A new Section 2.3.5 is added to the Agreement that reads as follows:

“All proceeds of the Cash Grant received after the Guaranteed Final Completion Date.”

2.3 Section 2.5.1 of the Agreement is deleted in its entirety and replaced as follows:

“On the Guaranteed Final Completion Date all amounts remaining in the Construction Account;”

     2.4 Section 2.5.2 of the Agreement is amended by deleting “[RESERVED].” and replacing it with “All proceeds of the Cash Grant received on or before the Guaranteed Final Completion Date;”.

2.5	Section 2.5.6 of the Agreement is deleted in its entirety.

2.6	Section 3.1.4 of the Agreement is deleted in its entirety.

2.7	Section 3.2.1.5 of the Agreement is amended by deleting it in its entirety and replacing it with: "fifth, to the parties entitled to such payments, any amounts due and payable in respect of Debt, other than Debt payable to Affiliates of the Company; then to the Class B Investor, an amount not to exceed the amount then outstanding under the Raser Note; then to UTC, any amounts then outstanding under the UTC Purchase Contract;"

2.8 Section 3.8.2 of the Agreement is deleted in its entirety and replaced as follows:

“Upon the occurrence of a Buy-Down Trigger Event, the Collateral Agent shall, in accordance with the written instruction of the Administrative Lender, instruct the Account Bank to deposit on the Guaranteed Final Completion Date all remaining funds in the Drilling Account into the Development Account.”

2.9	Section 3.8.3 of the Agreement is deleted in its entirety.

2.10	Section 3.9.3 of the Agreement is deleted in its entirety and replaced as follows:

“3.9.3. Development Account. Funds in the Development Account shall be disbursed at the written direction of the Administrative Lender as follows in the following order provided that no Credit Agreement Default or Credit Agreement Event of Default shall exist: “3.9.3.1 Upon receipt of proceeds from the Cash Grant, $3,785,165 to the Construction Account; for use by Raser for items listed in the Completion Plan;”

“3.9.3.2 On the Guaranteed Final Completion Date,

in the following order:

     3.9.3.2.1 first, the Buy Down CA Redemption Amount pursuant to the Credit Agreement, in an amount determined in accordance with the Recalculated Equity Base Case Model pursuant to Section 6.4 of the EPC Agreement; 3.9.3.2.2 second, to the O&M Account, an amount sufficient to ensure that the balance in the O&M Account is sufficient to fund Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, all as specified in the most recent, duly issued Quarterly Disbursement Request delivered in accordance with Section 5.1.5 (Quarterly Disbursement Request) of the Credit Agreement;

     3.9.3.2.3 third, to the Debt Service Account an amount sufficient such that amounts held in the Debt Service Account are equal to (a) the next required payment of Debt Service, as calculated after amounts described in Section 3.9.3.2.1 have been paid, plus (b) all expenses, indemnities and other amounts then due or to become due in the current month under any Financing Document; 3.9.3.2.4 fourth, to the Debt Service Reserve Account, an amount to ensure that the balance in the Debt Service Reserve Account equals the Minimum Debt Service Reserve 3.9.3.2.5 fifth; to the Maintenance Reserve Account, an amount to ensure that the balance in the Maintenance Reserve Account equals the Maintenance Reserve Required Balance 3.9.3.2.6 sixth, to the payment of all outstanding amounts payable under the Redemption Note; 3.9.3.2.7 seventh, to pay amounts outstanding under the UTC Purchase Contract; 3.9.3.2.8 eighth, any remaining amounts shall be deposited into the Revenue Account.”

2.11 Article XI is hereby amended as follows:

     (a) each occurrence of the term “Facility Substantial Completion Date” is hereby deleted and replaced with “Final Completion Date”; and

     (b) in clause (iv), the words “subject to compliance with the requirements of Section 6.1(e) of the LLC Operating Agreement and such release not having an adverse effect on the operations of the Company” are hereby deleted and replaced with "provided that the company will retain an undivided interest in the Interconnection Assets in accordance with the formula set forth in Section 6.1(e) of the LLC Operating Agreement and that such release does not have an adverse effect on the operations of the Company".

Section 3. Confirmation. Except as specifically modified by this

Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect. From and after the date hereof, all references to the Agreement shall be reference to the Agreement as amended hereby.

     Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of shall in all respects be governed by and construed in accordance with the laws the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

     Section 5. Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Amendment and as are not inconsistent with the terms hereof.

     Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

     Section 7. Joint Efforts. To the full extent permitted by Applicable Law, neither this Amendment nor any ambiguity or uncertainty in this Amendment will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Amendment has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the Parties hereto.

[Signatures on Next Page]

     IN WITNESS WHEREOF, each party has caused this First Amendment to the Account and Security Agreement to be executed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC
Its:	Managing Member

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Manager

ACKNOWLEDGED AND CONSENTED:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:/s/ Randy Kahn Name: Randy Kahn Title: Vice President By: /s/ Li Jiang Name: Li Jiang Title: Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Account Bank

By: /s/ Randy Kahn Name: Randy Kahn Title: Vice President By: /s/ Li Jiang Name: Li Jiang Title: Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By: /s/ Randy Kahn Name: Randy Kahn Title: Vice President By: /s/ Li Jiang Name: Li Jiang Title: Associate

ACKNOWLEDGED:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Administrative Lender

By: /s/ Richard Carrell Name: Richard Carrell Title: Vice President